Exhibit 10.1

ACETO CORPORATION

RESTRICTED STOCK AWARD AGREEMENT

This Restricted Stock Award Agreement (the “Agreement”), is entered into effective as of the date set forth in Exhibit A hereto (the “Date of Grant”) by and between Aceto Corporation, a New York corporation (the “Company”), and the individual named in Exhibit A (the “Grantee”).

WHEREAS, the Company desires to provide the Grantee an incentive to participate in the success and growth of the Company through the opportunity to earn a proprietary interest in the Company; and

WHEREAS, to give effect to the foregoing intention, the Company is entering into this Agreement to award the Grantee an award (the “Award”) of Restricted Shares (as defined below) pursuant to the Aceto Corporation 2015 Equity Participation Plan (the “Plan”) on the terms and conditions provided herein;

NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.           Award. The Company hereby grants the Grantee the number of restricted shares of common stock of the Company, par value $0.01 per share (the “Common Stock”) set forth in Exhibit A hereto (the “Restricted Shares”). This Award is made pursuant to and is subject to the terms and conditions set forth herein and the provisions of the Plan, the terms of which are incorporated herein by reference. Capitalized terms used but not otherwise defined in this Agreement shall have the meanings set forth in the Plan.

2.           Restrictions on Sale or Other Transfer. Each Restricted Share awarded to the Grantee pursuant to this Agreement shall be subject to acquisition by the Company and may not be sold, transferred, assigned or pledged or otherwise be the subject of any disposition during the “Restriction Period” as defined below. One or more stock certificates representing the Restricted Shares shall be registered in the Grantee’s name promptly following the execution of this Agreement. Each Restricted Share shall be held physically or in book entry form by the Company or with a third-party custodian or trustee until the restrictions set forth above with respect to such Restricted Share lapse in accordance with the provisions of Section 3 or until such Restricted Share is forfeited pursuant to Section 3. Restricted Shares shall be delivered to the Grantee only when and to the extent that the restrictions set forth in Section 3 with respect to such Restricted Shares lapse.

3.           Restriction Period. The Restricted Shares shall become vested, and the restrictions applicable to Restricted Shares shall lapse, over the period set forth in Exhibit A (such period, the “Restriction Period”). Subject to the terms of this Agreement, the Grantee shall forfeit the Restricted Shares to the extent that the Grantee does not satisfy the applicable vesting requirements set forth in Exhibit A.

4.           Rights as Shareholder. Except with respect to the restrictions set forth in Section 2 above, upon the issuance to the Grantee of Restricted Shares hereunder, the Grantee shall have all the rights of a shareholder of Common Stock with respect to such Restricted Shares, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto; provided, however, that such dividends and other distributions shall be paid in cash on or about the date the dividend is paid or retained by the Company or third party custodian or trustee for the Grantee’s account and for delivery to the Grantee, together with the stock certificate or certificates representing such Restricted Shares as and when said restrictions and conditions shall have been satisfied, expired or lapsed.

5.           Termination of Service. In the event the Grantee incurs a Termination of Service, the effect of such Termination of Service on the Restricted Shares shall be determined in accordance with Section 14(b)(ii) of the Plan; provided, however, that no Termination of Service shall be due to Retirement unless the Grantee has been continuously employed or engaged in the provision of services to the Company or a parent or subsidiary of the Company for a minimum of five (5) years as of the date of such Termination of Service and any unvested Restricted Shares shall vest pro rata based upon the percentage of the year the Grantee worked in the year in which such Termination of Service due to Retirement occurs (or, if such Restricted Shares are performance-based, on a pro-rata basis based upon performance through the calendar quarter immediately preceding the date of such Termination of Service due to Retirement).

6.           Government Regulations. Notwithstanding anything contained herein to the contrary, the Company’s obligation hereunder to issue or deliver certificates evidencing shares of Common Stock shall be subject to the terms of the Plan, all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required.

7.           Investment Purpose. The Grantee represents and warrants that unless the Restricted Shares are registered under the Securities Act of 1933, as amended (the “Securities Act”), any and all shares of Common Stock acquired by the Grantee under this Agreement will be acquired for investment for the Grantee’s own account and not with a view to, for resale in connection with, or with an intent of participating directly or indirectly in, any distribution of such shares of Common Stock within the meaning of the Securities Act. The Grantee agrees not to sell, transfer or otherwise dispose of such shares unless they are either (1) registered under the Securties Act and all applicable state securities laws, or (2) exempt from such registration in the opinion of Company counsel.

8.           Securities Law Restrictions. Regardless of whether the offering and sale of shares of Restricted Shares pursuant to this Agreement and the Plan have been registered under the Securities Act, or have been registered or qualified under the securities laws of any state, the Company at its discretion may impose restrictions upon the sale, pledge or other transfer of such shares of Common Stock (including the placement of appropriate legends on stock certificates or the imposition of stop-transfer instructions) if, in the judgment of the Company, such restrictions are necessary in order to achieve compliance with the Securities Act or the securities laws of any state or any other law.

9.           Withholding Taxes. The Company shall have the right to require the Grantee to remit to the Company, or to withhold from amounts payable to the Grantee, as compensation or otherwise, the minimum statutory amount required to satisfy all federal, state and local income tax withholding requirements and the Grantee’s share of applicable employment withholding taxes (including, without limitation, any such income or employment taxes resulting from (i) the expiration of restrictions set forth hereunder that are applicable to any Restricted Shares or (ii) an election made by the Grantee under Section 83(b) of the Internal Revenue Code of 1986, as amended, (the “Code”)).

10.         Grantee Representations. The Grantee understands that the Grantee (and not the Company) shall be responsible for the Grantee’s own tax liability arising as a result of the transactions contemplated by this Agreement.

11.         Section 83(b) Election. The Grantee hereby acknowledges that the Grantee has been informed that, with respect to the Restricted Shares, the Grantee may file an election with the Internal Revenue Service, within 30 days of the execution of this Agreement, electing pursuant to Section 83(b) of the Code to be taxed currently on any difference between the purchase price of the Restricted Shares and their fair market value on the date of purchase. Absent such an election, taxable income will be measured and recognized by the Grantee at the time or times at which the forfeiture restrictions on the Restricted Shares lapse. The Grantee is strongly encouraged to seek the advice of his or her own tax consultant in connection with the issuance of the Restricted Shares and the advisability of filing of the election under Section 83(b) of the Code. THE GRANTEE ACKNOWLEDGES THAT IT IS NOT THE COMPANY’S RESPONSIBILTY, BUT RATHER IS THE GRANTEE’S SOLE RESPONSIBILITY, TO FILE THE ELECTION UNDER SECTION 83(b) TIMELY. If the Grantee files an election under Section 83(b) of the Code, the Grantee shall promptly furnish the Company with a copy of the election.

12.         No Right to Employment or Service; Covenants Agreement. Neither this Agreement nor any action taken hereunder shall be construed as giving the Grantee any right of continuing employment or service with the Company. This Award shall be forfeited in the event that, at any time prior to the vesting of the Restricted Shares, the Grantee breaches in any material respect any agreement between the Grantee and the Company with respect to noncompetition, nonsolicitation, assignment of inventions and contributions and/or nondisclosure obligations of the Grantee.

13.         Notices. Any notice required or permitted to be given by either the Company or the Grantee pursuant to the terms of this Agreement shall be in writing and shall be deemed given on the date and at the time delivered via personal, courier or recognized overnight delivery service or, if sent via telecopier, on the date and at the time telecopied with confirmation of delivery or, if mailed, on the date five (5) days after the date of the mailing (which shall be by regular, registered or certified mail). Delivery of a notice by telecopy (with confirmation) shall be permitted and shall be considered delivery of a notice notwithstanding that it is not an original that is received. If directed to the Grantee, any such notice shall be sent to the address on file with the Company, or to such other address as the Grantee may hereafter specify in writing. If directed to the Company, any such notice shall be sent to the Company’s principal executive office, c/o the Company’s Secretary, or to such other address or person as the Company may hereafter specify in writing.

14.         Governing Law. This Agreement shall be construed under the laws of the State of New York, without regard to conflict of laws principles.

15.         Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings relating to the subject matter of this Agreement. Notwithstanding the foregoing, this Agreement and the Award made hereby shall be subject to the terms of the Plan.

16.         Opportunity for Review. Grantee and the Company agree that this Award is granted under and governed by the terms and conditions of the Plan and this Agreement. The Grantee has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to accepting this Agreement and fully understands all provisions of the Plan and this Agreement. The Grantee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan and this Agreement.

17.         Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and the Grantee and their respective permitted successors, assigns, heirs, beneficiaries and representatives. This Agreement is personal to the Grantee and may not be assigned by the Grantee without the prior written consent of the Company. Any attempted assignment in violation of this Section shall be null and void.

18.         Amendment. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Grantee.

19.         Other Plans. No amounts of income received by the Grantee pursuant to this Agreement shall be considered compensation for purposes of any pension or retirement plan, insurance plan or any other employee benefit plan of the Company or any parent or Subsidiary, unless otherwise expressly provided in such plan.

20.         Section 409A Compliance. To the extent that this Agreement and the award of Restricted Shares hereunder are or become subject to the provisions of Section 409A of the Code, the Company and the Grantee agree that this Agreement may be amended or modified by the Company, in its sole discretion and without the Grantee’s consent, as appropriate to maintain compliance with the provisions of Section 409A of the Code.

21.         Consent to Jurisdiction. For all matters arising directly or indirectly from this Agreement or the Plan, the Company and the Grantee each (i) irrevocably consent and submit to the sole exclusive jurisdiction of the state and federal courts located in New York City, New York, and the Company and the Grantee hereto hereby irrevocably submit to the exclusive jurisdiction of any such courts in connection with any legal action, lawsuit, arbitration, mediation, or other legal or quasi legal proceeding (“Proceeding”) directly or indirectly arising out of or relating to this Agreement or the Plan; provided that a party to this agreement shall be entitled to enforce an order or judgment of any such court in any United States or foreign court having jurisdiction over the other party, (ii) irrevocably waive, to the fullest extent permitted by law, any objection that either party may now or later have to the laying of the venue of any such Proceeding in any such court or that any such Proceeding which is brought in any such court has been brought in an inconvenient forum, (iii) irrevocably waive, to the fullest extent permitted by law, any immunity from jurisdiction of any such court or from any legal process therein, (iv) covenants that they will not, directly or indirectly, commence any Proceeding other than in such courts, and (v) agree that service of any summons, complaint, notice or other process relating to such Proceeding may be effected in the manner provided for the giving of notice as set forth in this Agreement.

22.         Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date set forth in Exhibit A.

ACETO CORPORATION

By:
Name:
Title:

GRANTEE

Name:

EXHIBIT A

(a).	Grantee’s Name:

(b).	Date of Grant:

(c).	Number of Restricted Shares Granted:

(d).	Vesting Schedule:

_______ (Initials)

Grantee

_______ (Initials)

Company Signatory

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